Exhibit 10.1

EXECUTION COPY

PURCHASE AGREEMENT

between

NISSAN MOTOR ACCEPTANCE CORPORATION

as Seller,

and

NISSAN AUTO RECEIVABLES CORPORATION II,

as Purchaser

Dated as of December 10, 2014

(Nissan 2014-B Purchase Agreement)

-i-	(Nissan 2014-B Purchase Agreement)

PURCHASE AGREEMENT

This PURCHASE AGREEMENT (this “Agreement”) is made as of December 10, 2014, by and between NISSAN MOTOR ACCEPTANCE CORPORATION, a California corporation (the “Seller”), and NISSAN AUTO RECEIVABLES CORPORATION II, a Delaware corporation (the “Purchaser”).

WHEREAS, in the regular course of its business, the Seller purchases certain motor vehicle retail installment sale contracts secured by new, near-new and used automobiles and light duty trucks from motor vehicle dealers.

WHEREAS, the Seller is willing to sell a portfolio of receivables arising in connection with such contracts to the Purchaser; and

WHEREAS, the Purchaser desires to purchase such portfolio of receivables.

NOW, THEREFORE, in consideration of the foregoing, other good and valuable consideration, and the mutual terms and covenants contained herein, the parties hereto agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

Terms not defined in this Agreement shall have the respective meanings assigned such terms set forth in the Sale and Servicing Agreement, dated as of the date hereof (the “Sale and Servicing Agreement”), by and among Nissan Auto Receivables Corporation II, as seller, Nissan Motor Acceptance Corporation, as servicer, and the Nissan Auto Receivables 2014-B Owner Trust, as issuer. As used in this Agreement, the following terms shall, unless the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms of the terms defined):

“Assignment” means the document of assignment attached to this Agreement as Exhibit A.

“Closing” shall have the meaning specified in Section 2.1(c).

“Receivables Purchase Price” means $905,910,072.51.

With respect to all terms in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to “writing” include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments, amendments and restatements, and supplements thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; references to laws include their amendments and supplements, the rules and regulations thereunder and any successors thereto; the term “including” means “including without limitation;” and the term “or” is not exclusive.

-1-	(Nissan 2014-B Purchase Agreement)

ARTICLE II

PURCHASE AND SALE OF RECEIVABLES

2.1 Purchase and Sale of Receivables.

On the Closing Date, subject to the terms and conditions of this Agreement, the Seller agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Seller, the Receivables and the other Purchased Assets (as defined below).

(a) Transfer of Receivables. On the Closing Date and simultaneously with the transactions pursuant to the Sale and Servicing Agreement, the Seller shall sell, transfer, assign and otherwise convey to the Purchaser, without recourse (collectively, the “Purchased Assets”):

(i) all right, title and interest of the Seller in and to the Receivables listed on the Schedule of Receivables (including all related Receivable Files) and all monies due thereon or paid thereunder or in respect thereof after the Cut-off Date;

(ii) the right of the Seller in the security interests in the Financed Vehicles granted by the Obligors pursuant to the Receivables and any related property;

(iii) the right of the Seller in any proceeds from claims on any physical damage, credit life, credit disability or other insurance policies covering the Financed Vehicles or the Obligors;

(iv) the right of the Seller to receive payments in respect of any Dealer Recourse with respect to the Receivables;

(v) the right of the Seller to realize upon any property (including the right to receive future Net Liquidation Proceeds) that shall have secured a Receivable;

(vi) the right of the Seller in rebates of premiums and other amounts relating to insurance policies and other items financed under the Receivables in effect as of the Cut-off Date; and

(vii) all proceeds of the foregoing;

provided that the Seller shall not be required to deliver to the Purchaser on the Closing Date monies received in respect of the Receivables after the Cut-off Date and before the Closing Date but shall or shall cause the Servicer to deposit such monies into the Collection Account no later than the Business Day preceding the first Distribution Date.

The foregoing sale does not constitute and is not intended to result in any assumption by the Purchaser of any obligation of the undersigned to the Obligors, insurers or any other person in connection with the Receivables, Receivable Files, any insurance policies or any agreement or instrument relating to any of them.

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(b) Receivables Purchase Price. In consideration for the Receivables and the other Purchased Assets, the Purchaser shall, on the Closing Date, pay to the Seller the Receivables Purchase Price. The Receivables Purchase Price shall be paid to the Seller in cash by federal wire transfer (same day) funds in an amount agreed to by the Seller and the Purchaser and, to the extent not paid in cash by the Purchaser, the remainder of the Receivables Purchase Price shall constitute a capital contribution by the Purchaser to the Seller.

(c) The Closing. The sale and purchase of the Receivables shall take place at a closing (the “Closing”) at the offices of Mayer Brown LLP, 71 South Wacker Drive, Chicago, Illinois 60606 on the Closing Date.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1 Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Seller as of the date hereof and as of the Closing Date:

(a) Organization, etc. The Purchaser has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to execute and deliver this Agreement and to perform the terms and provisions hereof.

(b) Due Authorization and No Violation. This Agreement has been duly authorized, executed and delivered by the Purchaser, and constitutes a legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and to general equitable principles. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms or provisions of, nor constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of the Purchaser, or any indenture, agreement or other instrument to which the Purchaser is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than the Basic Documents); nor violate any law or, to the best of the Purchaser’s knowledge, any order, rule or regulation applicable to the Purchaser of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Purchaser or its properties; which breach, default, conflict, Lien or violation in any case would have a material adverse effect on the ability of the Purchaser to perform its obligations under this Agreement.

(c) No Litigation. There are no proceedings or investigations pending to which the Purchaser is a party or of which any property of the Purchaser is the subject, and, to the best of the Purchaser’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; other than such proceedings that would not have a material adverse effect upon the ability of the Purchaser to perform its obligations under, or the validity and enforceability of, this Agreement.

3	(Nissan 2014-B Purchase Agreement)

3.2 Representations and Warranties of the Seller. (a) The Seller hereby represents and warrants to the Purchaser as of the date hereof and as of the Closing Date:

(i) Organization, etc. The Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the State of California and is in good standing in each jurisdiction in the United States of America in which the conduct of its business or the ownership of its property requires such qualification and where the failure to so qualify would have a material adverse effect on the ability of the Seller to perform its obligations under this Agreement.

(ii) Power and Authority. The Seller has the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by the Seller by all necessary corporate acts. This Agreement constitutes a legal, valid and binding obligation of the Seller, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general equitable principles.

(iii) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in a breach of any of the terms or provisions of, nor constitute (with or without notice or lapse of time) a default under, or result in the creation or imposition of any Lien upon any of the property or assets of the Seller pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or similar agreement or instrument under which the Seller is a debtor or guarantor, nor will such action result in any violation of the provisions of the articles of incorporation or the by-laws of the Seller; which breach, default, conflict, Lien or violation in any case would have a material adverse effect on the ability of the Seller to perform its obligations under this Agreement.

(iv) No Proceedings. There are no proceedings or investigations pending to which the Seller is a party or of which any property of the Seller is the subject, and, to the best of the Seller’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others, other than such proceedings that would not have a material adverse effect upon the ability of the Seller to perform its obligations under, or the validity and enforceability of, this Agreement.

(b) The Seller makes the following representations and warranties as to the Receivables on which the Purchaser relies in accepting the Receivables. Such representations and warranties speak as of the execution and delivery of this Agreement, but shall survive the sale, transfer, and assignment of the Receivables to the Purchaser hereunder and the subsequent assignment and transfer pursuant to the Sale and Servicing Agreement:

(i) Characteristics of Receivables. Each Receivable (a) has been originated in the United States of America by a Dealer for the retail sale of a Financed Vehicle in the ordinary course of such Dealer’s business, has been fully and properly executed or authenticated by the parties thereto, has been purchased by the Seller from

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such Dealer under an existing dealer agreement with the Seller, and has been validly assigned by such Dealer to the Seller, (b) created a valid, subsisting and enforceable security interest in favor of the Seller in such Financed Vehicle, (c) contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security, (d) provides for level monthly payments (provided that the payment in the first or last month in the life of the Receivable may be minimally different from the level payment) that fully amortize the Amount Financed over an original term of no greater than 75 payments, subject to the fact that some Receivables provide for a deferral of initial payments of up to 90 days, but all Obligors have made the initial payment on the related Receivables, and (f) provides for interest at the related APR.

(ii) Schedule of Receivables. The information set forth in the Schedule of Receivables was true and correct in all material respects as of the opening of business on the Cut-off Date; the Receivables were selected from the Seller’s retail installment sale contracts meeting the criteria of the Trust set forth in the Sale and Servicing Agreement; and no selection procedures believed to be adverse to the Securityholders were utilized in selecting the Receivables.

(iii) Compliance with Law. Each Receivable, the origination of such Receivable, and the sale of the Financed Vehicle complied at the time it was originated or made and at the execution of this Agreement complies in all material respects with all requirements of applicable federal, state and local laws, and regulations thereunder, including usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Servicemembers Civil Relief Act, the Consumer Financial Protection Bureau’s Regulations B and Z, the Gramm-Leach-Bliley Act and state adaptations of the National Consumer Credit Protection Act and of the Uniform Consumer Credit Code, state “Lemon Laws” designed to prevent fraud in the sale of automobiles and other consumer credit laws and equal credit opportunity and disclosure laws.

(iv) Binding Obligation. Each Receivable represents the genuine, legal, valid and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in accordance with its terms, subject to (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, (ii) the effect of general equitable principles and (iii) the potential unenforceability of waivers of jury trial provisions in certain states.

(v) Security Interest in Financed Vehicle. (a) Immediately prior to the sale, assignment and transfer thereof to the Purchaser, each Receivable was secured by a validly perfected first priority security interest in the Financed Vehicle in favor of the Seller as secured party or all necessary and appropriate actions shall have been commenced that would result in the valid perfection of a first priority security interest in the Financed Vehicle in favor of the Seller as secured party, and (b) as of the Cut-off Date, according to the records of the Seller, no Financed Vehicle has been repossessed and the possession thereof not reinstated.

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(vi) Receivables in Force. No Receivable has been satisfied, subordinated or rescinded, nor has any Financed Vehicle been released from the lien granted by the related Receivable in whole or in part.

(vii) No Waiver. No provision of a Receivable has been waived in such a manner that is prohibited by the provisions of the Sale and Servicing Agreement or that would cause such Receivable to fail to meet all of the other requirements and warranties made by the Seller herein with respect thereto.

(viii) No Defenses. No Receivable is subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and the operation of any of the terms of any Receivable, or the exercise of any right thereunder, will not render such Receivable unenforceable in whole or in part or subject such Receivable to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and no such right of rescission, setoff, counterclaim or defense has been asserted with respect thereto.

(ix) No Liens. To the Seller’s knowledge, no liens have been filed for work, labor or materials relating to a Financed Vehicle that shall be liens prior to, or equal or coordinate with, the security interest in the Financed Vehicle granted by the Receivable.

(x) No Default. Except for payment defaults continuing for a period of not more than 29 days as of the Cut-off Date, no default, breach, violation or event permitting acceleration under the terms of any Receivable has occurred; and no continuing condition that with notice or the lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable has arisen (other than deferrals and waivers of late payment charges or fees permitted under the Sale and Servicing Agreement).

(xi) Insurance. The Seller, in accordance with its customary procedures, has determined at the time of origination of each Receivable that the related Obligor has agreed to obtain physical damage insurance covering the Financed Vehicle and the Obligor is required under the terms of the related Receivable to maintain such insurance.

(xii) Title. It is the intention of the Seller that the transfer and assignment herein contemplated constitute a sale of the Receivables and the other Purchased Assets from the Seller to the Purchaser and that the beneficial interest in and title to the Receivables and the other Purchased Assets not be part of the Seller’s estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. Immediately prior to the transfer and assignment herein contemplated, the Seller had good and marketable title to each Receivable free and clear of all Liens, and immediately upon the transfer thereof, the Purchaser shall have good and marketable title to each Receivable, free and clear of all Liens and rights of others. Each Receivable File contains the original certificate of title (or a photocopy or image thereof) or evidence that an application for a certificate of title has been filed. To the extent the transfer and assignment contemplated by this Agreement is deemed to be other than a sale, this

6	(Nissan 2014-B Purchase Agreement)

Agreement and all filings described under this Agreement create a valid and continuing security interest (as defined in the applicable UCC) in the Receivables in favor of the Purchaser, which security interest is prior to all other Liens, and is enforceable as such against creditors of and purchasers from the Seller.

(xiii) Lawful Assignment. No Receivable has been originated in, or shall be subject to the laws of, any jurisdiction under which the sale, transfer and assignment of such Receivable under this Agreement or pursuant to the Sale and Servicing Agreement are unlawful, void or voidable.

(xiv) All Filings Made. All filings (including, without limitation, UCC filings) necessary in any jurisdiction to give the Purchaser a first priority perfected security interest in the Receivables have been made, will be made on the Closing Date or will be delivered within 10 days after the Closing.

(xv) Chattel Paper. Each Receivable constitutes either “tangible chattel paper” or “electronic chattel paper”, as such terms are defined in the UCC.

(xvi) Simple Interest Receivables. All of the Receivables are Simple Interest Receivables.

(xvii) Reserved]

(xviii) No Amendments. No Receivable has been amended such that the amount of the Obligor’s Scheduled Payments has been increased.

(xix) APR. The Annual Percentage Rate of each Receivable ranges from 0.00% to 12.94%.

(xx) Maturity. As of the Cut-off Date, each Receivable had a remaining term to maturity of not less than 3 payments and not greater than 70 payments.

(xxi) Balance. Each Receivable had an original Principal Balance of not more than $74,966.54 and, as of the Cut-off Date, had a Principal Balance of not less than $2,009.73 and not more than $68,258.87.

(xxii) Delinquency. No Receivable was more than 29 days past due as of the Cut-off Date, and no Receivable has been extended by more than two months.

(xxiii) Payment Date. Each Receivable has a first scheduled payment date on or prior to the end of the first Collection Period.

(xxiv) Bankruptcy. No Obligor was the subject of a bankruptcy proceeding (according to the records of the Seller) as of the Cut-off Date.

(xxv) Transfer. Each Receivable prohibits the sale or transfer of the Financed Vehicle without the consent of the Seller.

7	(Nissan 2014-B Purchase Agreement)

(xxvi) New, Near-New and Used Vehicles. Each Financed Vehicle was a new, near-new or used automobile or light-duty truck at the time the related Obligor executed or authenticated the retail installment sale contract.

(xxvii) Origination. Each Receivable has an origination date on or after January 28, 2009.

(xxviii) Prepayment. Each Receivable provides that a prepayment by the related Obligor will fully pay the principal balance and accrued interest through the date of prepayment based on the Receivable’s Annual Percentage Rate.

(xxix) Forced-Placed Insurance Premiums. No contract relating to any Receivable has had forced-placed insurance premiums added to the amount financed.

(xxx) No Fraud or Misrepresentation. To the knowledge of the Seller, no Receivable was originated by a Dealer and sold by such Dealer to the Seller with any conduct constituting fraud or misrepresentation on the part of such Dealer.

(xxxi) No Further Amounts Owed on the Receivables. No further amounts are owed by the Seller to any Obligor under the Receivables.

(xxxii) No Pledge. The Seller has not authorized the filing of and is not aware of any financing statements against the Seller that include a description of collateral covering the Receivables other than any financing statement relating to the security interest granted to the Purchaser hereunder or a financing statement as to which the security interest covering the Receivables has been released. The Seller is not aware of any judgment or tax lien filings against the Seller.

(xxxiii) Receivable Files. There is only one original executed copy of each “tangible record” constituting or forming a part of each Receivable that is tangible chattel paper and a single “authoritative copy” (as such term is used in Section 9-105 of the UCC) of each electronic record constituting or forming a part of each Receivable that is electronic chattel paper, and to the extent that more than one original copy of a tangible record has been maintained, and where permitted by law, the Seller has in its possession all such original copies that constitute or evidence the Receivables. The Seller is identified as the “owner of record” on all electronic chattel paper, and the Seller has “control,” as defined in Section 9-105 of the UCC, of all electronic chattel paper. The Receivable Files that constitute or evidence the Receivables do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed by the Seller to any Person other than the Purchaser. All financing statements filed or to be filed against the Seller in favor of the Purchaser in connection herewith describing the Receivables contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement, except as provided in the Purchase Agreement, will violate the rights of the Purchaser.”

(xxxiv) No Government Obligors. None of the Receivables shall be due from the United States or any state, or from any agency, department subdivision or instrumentality thereof.

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ARTICLE IV

CONDITIONS

4.1 Conditions to Obligation of the Purchaser. The obligation of the Purchaser to purchase the Receivables and the related property described in Section 2.1(a) is subject to the satisfaction of the following conditions:

(a) Representations and Warranties True. The representations and warranties of the Seller hereunder shall be true and correct in all material respects on the Closing Date with the same effect as if then made, and the Seller shall have performed in all material respects all obligations to be performed by it hereunder on or prior to the Closing Date.

(b) Documents to be delivered by the Seller at the Closing.

(i) The Assignment. At the Closing, the Seller shall execute and deliver the Assignment.

(ii) Evidence of UCC Filing. On or within ten days after the Closing Date, the Seller shall record and file, or deliver in a form suitable for filing to the Purchaser, at its own expense, a UCC-1 financing statement in each jurisdiction in which required by applicable law, authorized by the Seller, as seller or debtor, and naming the Purchaser, as purchaser or secured party, and the Trust, as assignee of the Purchaser, naming the Receivables and the other Purchased Assets as collateral, meeting the requirements of the laws of each such jurisdiction and in such manner as is necessary to perfect the sale, transfer, assignment and conveyance of such Receivables and other Purchased Assets to the Purchaser (to the extent that the interest of the Purchaser therein can be perfected by the filing of a financing statement).

(iii) Other Documents. At the Closing, the Seller shall deliver such other documents as the Purchaser may reasonably request.

(c) Other Transactions. The transactions contemplated by the Sale and Servicing Agreement shall be consummated on the Closing Date.

4.2 Conditions to Obligation of the Seller. The obligation of the Seller to sell the Receivables and other property conveyed hereunder to the Purchaser is subject to the satisfaction of the following conditions:

(a) Representations and Warranties True. The representations and warranties of the Purchaser hereunder shall be true and correct in all material respects on the Closing Date with the same effect as if then made, and the Purchaser shall have performed in all material respects all obligations to be performed by it hereunder on or prior to the Closing Date.

(b) Receivables Purchase Price. On the Closing Date, the Purchaser shall deliver to the Seller the Receivables Purchase Price, in the manner provided in Section 2.1(b).

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ARTICLE V

COVENANTS OF THE SELLER

5.1 Protection of Right, Title and Interest.

(a) The Seller shall authorize and file such financing statements and cause to be authorized and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Purchaser in the Receivables and the other Purchased Assets (other than any such Purchased Assets, to the extent that the interest of the Purchaser therein cannot be perfected by the filing of a financing statement). The Seller shall deliver (or cause to be delivered) to the Purchaser file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

(b) The Seller shall notify the Purchaser within 30 days after any change of its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed by the Seller in accordance with paragraph (a) above seriously misleading within the meaning of Sections 9-506 and 9-507 of the UCC, and shall promptly file appropriate additional financing statements and amendments to previously filed financing statements or continuation statements.

(c) The Seller shall at all times maintain its principal executive office within the United States of America.

(d) The Seller shall maintain its computer systems so that, from and after the time of sale hereunder of the Receivables to the Purchaser, the Seller’s master computer records that refer to a Receivable shall indicate clearly the interest of the Purchaser in such Receivable and that such Receivable is owned by the Purchaser. The Seller shall at all times maintain (i) control of all electronic records constituting or forming a part of a Receivable that is electronic chattel paper and (ii) possession of all tangible records constituting or forming a part of a Receivable that is tangible chattel paper.

(e) If at any time the Seller shall propose to sell, grant a security interest in, or otherwise transfer any interest in automotive receivables to any prospective purchaser, lender or other transferee, the Seller shall give to such prospective purchaser, lender or other transferee computer tapes, records or print-outs that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Purchaser (or any subsequent assignee of the Purchaser).

5.2 Other Liens or Interests. Except for the conveyances and grants of security interests hereunder and contemplated pursuant to this Agreement and the other Basic Documents, the Seller shall not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on any interest therein, and the Seller shall defend the right, title and interest of the Purchaser in, to and under such Receivables against all claims of third parties claiming through or under the Seller; provided, however, that the Seller’s obligations under this Section 5.2 shall terminate upon the termination of the Trust pursuant to Section 9.01 of the Trust Agreement.

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ARTICLE VI

MISCELLANEOUS PROVISIONS

6.1 Obligations of Seller. The obligations of the Seller under this Agreement shall not be affected by reason of any invalidity, illegality or irregularity of any Receivable.

6.2 Repurchase Events. The Seller or the Purchaser, as the case may be, shall inform the other party to this Agreement promptly, in writing, upon the discovery of any breach of the Seller’s representations and warranties pursuant to Section 3.2(b) that materially and adversely affects the interests of the Securityholders in any Receivable; provided, that delivery of the Servicer’s Certificate by the Servicer shall be deemed to constitute prompt written notice by the Purchaser of such breach. Unless the breach shall have been cured by the last day of the second Collection Period following the Collection Period in which such discovery occurred (or, at the Seller’s election, the last day of the first Collection Period following such Collection Period), the Seller shall be obligated (whether or not such breach was known to the Seller on the Closing Date), and the Purchaser shall enforce the obligation of the Seller under this Agreement to repurchase any Receivable the Securityholders’ interest in which was materially and adversely affected by the breach as of such last day. Any such breach shall be deemed not to have a material and adverse effect if such breach or failure does not affect the ability of the Issuer to receive and retain timely payment in full of such Receivable. In consideration of the purchase of the Receivables, the Seller shall remit (or cause to be remitted) the Warranty Purchase Payment to the Purchaser concurrently with the Purchaser’s repurchase of the related Receivable from the Trust in the manner specified in Section 5.05 of the Sale and Servicing Agreement. The sole remedy of the Purchaser, the Indenture Trustee (by operation of the assignment of the Purchaser’s rights hereunder pursuant to the Indenture), or any Securityholder with respect to a breach of the Seller’s representations and warranties pursuant to Section 3.2(b), shall be to require the Seller to repurchase Receivables pursuant to this Section.

6.3 Seller’s Assignment of Purchased Receivables. With respect to all Receivables repurchased by the Seller pursuant to this Agreement, the Purchaser (without the need of any further written assignment) shall assign hereby, without recourse, representation or warranty (other than that it has good and marketable title to such Receivables), to the Seller all the Purchaser’s right, title and interest in and to such Receivables, and all security and documents relating thereto.

6.4 Trust. The Seller acknowledges that the Purchaser will, pursuant to the Sale and Servicing Agreement, sell the Receivables and other Purchased Assets to the Trust and assign its rights under this Agreement to the Trust and that the Trust will assign such rights to the Indenture Trustee for the benefit of the holders of the Notes, and that the representations and warranties contained in this Agreement and the rights of the Purchaser under Section 6.2 and the obligations under Section 6.3 are intended to benefit the Trust and the holders of the Notes. The Seller hereby consents to such sales and assignments.

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6.5 Amendment. (a) Any term or provision of this Agreement may be amended by the Seller and the Purchaser, without the consent of the Indenture Trustee, any Noteholder, the Issuer, the Owner Trustee or any other Person subject to the satisfaction of one of the following conditions:

(i) the Seller or the Purchaser delivers an Officer’s Certificate or Opinion of Counsel to the Indenture Trustee to the effect that such amendment will not materially and adversely affect the interests of the Noteholders; or

(ii) the Rating Agency Condition is satisfied with respect to such amendment;

provided, however, that in the event that any Certificates are held by anyone other than the Administrator or any of its Affiliates, this Agreement may only be amended by the Seller and the Purchaser if, in addition, (i) the Holders of the Certificates evidencing a majority of the Certificate Balance consent to such amendment or (ii) such amendment shall not, as evidenced by an Officer’s Certificate of the Administrator or an Opinion of Counsel delivered to the Indenture Trustee and the Owner Trustee, materially and adversely affect the interests of the Certificateholders.

(b) This Agreement may also be amended by the Seller and the Purchaser for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders with the consent of:

(i) the Holders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes; and

(ii) the Holders of the Certificates evidencing a majority of the Certificate Balance.

It will not be necessary for the consent of Noteholders or Certificateholders to approve the particular form of any proposed amendment or consent, but it will be sufficient if such consent approves the substance thereof.

6.6 Waivers. No failure or delay on the part of the Purchaser in exercising any power, right or remedy under this Agreement or the Assignment shall operate as a waiver hereof or thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise hereof or thereof or the exercise of any other power, right or remedy. Notwithstanding anything to the contrary, the Purchaser shall not waive any breach of representations and warranties set forth in Sections 3.2(b)(v), (xii), (xiv), (xv), (xxx) or (xxxi).

6.7 Notices. All demands, notices, communications and instructions upon or to the Seller under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Purchaser, to Nissan Auto Receivables Corporation II, One Nissan Way, Franklin, Tennessee 37067, Attention: Treasurer, and (b) in the case of the Seller, to Nissan Motor Acceptance Corporation, One Nissan Way, Franklin, Tennessee 37067, Attention: Treasurer; or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

12	(Nissan 2014-B Purchase Agreement)

6.8 Survival. The respective agreements, representations, warranties and other statements by the Seller and the Purchaser set forth in or made pursuant to this Agreement shall remain in full force and effect and will survive the Closing.

6.9 Headings and Cross-References. The various headings in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to Section names or numbers are to such Sections of this Agreement.

6.10 Governing Law. This Agreement and the Assignment shall be governed by and construed in accordance with the internal laws of the State of New York, without reference to its conflict of law provisions (other than Section 5-1401 of the General Obligations Law of the State of New York), and the obligations, rights and remedies of the parties under this Agreement shall be determined in accordance with such laws.

6.11 Counterparts. This Agreement may be executed in multiple counterparts and by different parties on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

6.12 Transfers Intended as Sales; Security Interest.

(a) Each of the parties hereto expressly intends and agrees that the transfers contemplated and effected under this Agreement are complete and absolute sales, transfers, assignments and contributions without recourse rather than pledges or assignments of only a security interest and shall be given effect as such for all purposes. It is further the intention of the parties hereto that the Purchased Assets shall not be part of the Seller’s estate in the event of a bankruptcy or insolvency of the Seller. The sales and transfers by the Seller of the Receivables and related Purchased Assets hereunder are and shall be without recourse to, or representation or warranty (express or implied) by, the Seller, except as otherwise specifically provided herein. The limited rights of recourse specified herein against the Seller are intended to provide a remedy for breach of representations and warranties relating to the condition of the property sold, rather than to the collectability of the Receivables.

(b) Notwithstanding the foregoing, in the event that the Receivables and other Purchased Assets are held to be property of the Seller, or if for any reason this Agreement is held or deemed to create indebtedness or a security interest in the Receivables and other Purchased Assets, then it is intended that:

(i) This Agreement shall be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York UCC and the UCC of any other applicable jurisdiction;

(ii) The conveyance provided for in Section 2.1 shall be deemed to be a grant by the Seller of, and the Seller hereby grants to the Purchaser, a security interest in all of its right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the Receivables and other Purchased Assets, to secure such indebtedness and the performance of the obligations of the Seller hereunder;

13	(Nissan 2014-B Purchase Agreement)

(iii) The possession by the Purchaser or its agent of the Receivable Files and any other property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” or possession by the purchaser or a person designated by such purchaser, for purposes of perfecting the security interest pursuant to the New York UCC and the UCC of any other applicable jurisdiction; and

(iv) Notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law.

6.13 No Petition. Notwithstanding any prior termination of this Agreement, the parties hereto shall not, prior to the date which is one year and one day after payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by any Bankruptcy Remote Party, acquiesce, petition or otherwise invoke or cause such Bankruptcy Remote Party to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against such Bankruptcy Remote Party under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of such Bankruptcy Remote Party or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

14	(Nissan 2014-B Purchase Agreement)

IN WITNESS WHEREOF, the parties hereto hereby have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

NISSAN MOTOR ACCEPTANCE CORPORATION

By:	/s/ Mark Kaczynski
Name: Mark Kaczynski
Title: President

NISSAN AUTO RECEIVABLES CORPORATION II

By:	/s/ Shishir Bhushan
Name: Shishir Bhushan
Title: Treasurer

S-1	(Nissan 2014-B Purchase Agreement)

Exhibit A

ASSIGNMENT

December 10, 2014

For value received, in accordance with the Purchase Agreement, dated as of December 10, 2014 (the “Purchase Agreement”), between the undersigned (the “Seller”) and Nissan Auto Receivables Corporation II (the “Purchaser”), the undersigned does hereby sell, assign, transfer and otherwise convey unto the Purchaser, without recourse, the following:

(i) all right, title and interest of the Seller in and to the Receivables listed on the Schedule of Receivables (including all related Receivable Files) and all monies due thereon or paid thereunder or in respect thereof after the Cut-off Date;

(ii) the right of the Seller in the security interests in the Financed Vehicles granted by the Obligors pursuant to the Receivables and any related property;

(iii) the right of the Seller in any proceeds from claims on any physical damage, credit life, credit disability or other insurance policies covering the Financed Vehicles or the Obligors;

(iv) the right of the Seller to receive payments in respect of any Dealer Recourse with respect to the Receivables;

(v) the right of the Seller to realize upon any property (including the right to receive future Net Liquidation Proceeds) that shall have secured a Receivable;

(vi) the right of the Seller in rebates of premiums and other amounts relating to insurance policies and other items financed under the Receivables in effect as of the Cut-off Date; and

(vii) all proceeds of the foregoing;

provided that the Seller shall not be required to deliver to the Purchaser on the Closing Date monies received in respect of the Receivables after the Cut-off Date and before the Closing Date but shall or shall cause the Servicer to deposit such monies into the Collection Account no later than the Business Day preceding the first Distribution Date.

The foregoing sale does not constitute and is not intended to result in any assumption by the Purchaser of any obligation of the undersigned to the Obligors, insurers or any other person in connection with the Receivables, Receivable Files, any insurance policies or any agreement or instrument relating to any of them.

This Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Purchase Agreement and is to be governed by the Purchase Agreement.

A-1	(Nissan 2014-B Purchase Agreement)

Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to such terms in the Purchase Agreement.

A-2	(Nissan 2014-B Purchase Agreement)

IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed as of the day first above written.

NISSAN MOTOR ACCEPTANCE CORPORATION

By:
Name:
Title:

A-3	(Nissan 2014-B Purchase Agreement)